Exhibit 10.43.1

AMENDMENT ONE
TO THE
THE COCA-COLA COMPANY SEVERANCE PAY PLAN
FOR CERTAIN LEGACY CCNA EMPLOYEES

WHERAS, The Coca-Cola Company established The Coca-Cola Company Severance Pay Plan for Certain Legacy CCNA Employees (“Plan”); and

WHEREAS, The Coca-Cola Company benefits Committee (“Benefits Committee”) is authorized to amend the Plan at any time.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is amended as follows, effective as stated below:

1.	Effective February 28, 2014, paragraph (a) of the definition of Participant is amended to read as follows:

“(a) a regular full-time or regular part-time (working at least 30 hours per week)
Employee of the Company or a Participant Affiliate who, in accordance with personnel and
Organizational systems of the Company or an Affiliate, (i) works primarily within the United States (one of the fifty states or the District of Columbia), (ii) is actively at work or on an Approved Leave of Absence, (iii) is performing services for Coca-Cola North America or Coca-Cola Refreshments USA, Inc., (iv) ultimately reports up to the President, Coca-Cola North America, and (v) is subject to a compensation structure that is based on job grade, or”

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Exhibit 10.43.1

IN WITNESS WHEREOF, the Benefits Committee has caused this Amendment to be
Signed by its duly authorized member as of this 22nd day of September 2014.

THE COCA-COLA COMPANY
BENEFITS COMMITTEE

___________________________
Melody Hanna, Chairperson

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